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                                                                      EXHIBIT 11

                STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
Primary earnings per share:
  Average shares outstanding................................   7,490,041     7,021,011
                                                              ----------    ----------
  Average options outstanding...............................     244,222       209,562
  Average exercise price....................................  $    12.79    $     9.22
                                                              ----------    ----------
  Proceeds from the assumed exercise of options
     outstanding............................................  $3,123,599    $1,932,162
  Average market price per share............................       20.87         14.48
                                                              ----------    ----------
  Assumed shares repurchased................................     149,669       133,437
                                                              ----------    ----------
  Common stock equivalents of options outstanding...........      94,553        76,125
                                                              ----------    ----------
  Weighted average shares outstanding (including common
     stock equivalents).....................................   7,584,594     7,097,136
                                                              ==========    ==========
  Net income................................................  $8,898,868    $8,919,626
  Preferred stock dividend..................................    (113,151)     (453,873)
                                                              ----------    ----------
Net income applicable to common stockholders................  $8,785,717    $8,465,753
                                                              ==========    ==========
Earnings per common share...................................  $     1.16    $     1.19
                                                              ==========    ==========
Fully diluted earnings per share:
  Average shares outstanding................................   7,490,041     7,021,011
                                                              ----------    ----------
  Average options outstanding...............................     244,222       209,562
  Average exercise price....................................  $    12.79    $     9.22
                                                              ----------    ----------
  Proceeds from the assumed exercise of options
     outstanding............................................  $3,123,599    $1,932,162
  Average market price per share............................       25.00         16.67
                                                              ----------    ----------
  Assumed shares repurchased................................     124,944       115,906
                                                              ----------    ----------
  Common stock equivalents of options outstanding...........     119,278        93,656
  Assumed conversion of outstanding convertible
     debentures(1)..........................................          --        58,456
  Assumed conversion of outstanding preferred stock(2)......     214,066       540,321
                                                              ----------    ----------
  Weighted average shares outstanding (including common
     stock equivalents).....................................   7,823,385     7,713,444
                                                              ==========    ==========
Net income..................................................  $8,898,868    $8,919,626
Interest expenses associated with the convertible
  debentures(3).............................................          --        45,537
Income taxes(4).............................................          --       (15,482)
                                                              ----------    ----------
Net income adjusted.........................................  $8,898,868    $8,949,681
                                                              ==========    ==========
Earnings per common share...................................  $     1.14    $     1.16
                                                              ==========    ==========

---------------
(1) Potential dilution relating to convertible debentures is calculated as follows:

          Average debentures outstanding....................          --       636,586
          Conversion price..................................  $       --    $    10.89
                                                              ----------    ----------
          Potentially dilutive shares.......................          --        58,456
                                                              ==========    ==========

(2) Potential dilution relating to preferred stock is calculated as follows:

          Average Series B Preferred stock outstanding......   2,996,924     7,564,500
          Conversion price..................................  $    14.00    $    14.00
                                                              ----------    ----------
          Potentially dilutive shares.......................     214,066       540,321
                                                              ==========    ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.

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